EXHIBITS 5.1 AND 23.3


                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301

                                December 16, 2002

Care Concepts I, Inc.
760 E. McNab Road
Pompano Beach, Florida 33060

         Re: Care Concepts I, Inc. (the "Company") Registration Statement on Form SB-2

Gentlemen:

                  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of 4,953,691 shares (the "Registerable Shares") of common stock, $.001 par value ("Common Stock") of the Company.

                  In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (c) the Registration Statement and the exhibits thereto; and (d) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

                  Based upon and subject to the foregoing, we are of the opinion that the currently outstanding Registerable Shares have been legally issued and are fully paid and non-assessable.

                  We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida and applicable Federal Securities laws.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

                  We own 50,000 shares of the Company's Common Stock.


                                   Sincerely,

                                   ADORNO & YOSS, P.A.